Exhibit 99

                        Southcoast Financial Corporation
                                  News Release

                              Southcoast Announces
                         Increased Earnings for the 16th
                               Consecutive Quarter




Mt. Pleasant, S.C., April 10, 2003 / PRNewswire / - Southcoast Financial Corporation (NASDAQ: SOCB) announced today net income of $352,000, or $.27 per share for the quarter ended March 31, 2003. This is the sixteenth consecutive quarter that Southcoast Financial has increased earnings. Chairman and Chief Executive Officer, L. Wayne Pearson said, "We are very pleased with the performance of the Company. Our continued increase in revenues is attributed to the growth and expansion of our franchise in the greater Charleston area market. Loan originations and deposit growth continues to reach record levels. The Corporation's focus is to enhance shareholder value and bring to its customers the highest level of customer service."

As of March 31, 2003, Southcoast Financial Corporation's total assets were $205.1 million, up 68.8% from March 31, 2002 amount of $121.5 million. Deposits increased to $ 151.7 million, up $62.8 or 70.7% from March 31, 2002. Loans during the same period grew 47.2% to $147.6 million. The allowance for loan losses as a percentage of loans was 1.20% as of March 31. 2003.

For the quarter ended March 31, 2003, the corporation had unaudited pre-tax income of $549,000, and net income of $352,000, or $.27 per basic share. This compares to pre-tax income of $394,000 and net income of $242,000, or $.18 per share for the quarter ended March 31, 2002. The continued increase in earning assets and the additional revenue generated from loans sold and deposit fees more than offset the increased operating expenses associated with the continued expansion of the branch network.

The Corporation has started construction of its sixth office at 597 Old Mount Holly Road, Goose Creek. The branch is expected to open in the summer of 2003. A lease agreement has been signed for a seventh office at 203 Main Street, Summerville, SC. This office is expected to open in the fall of 2003. An eighth office will be located at 8420 Dorchester Road, North Charleston. This branch is expected to open in the beginning of 2004. " We expect to continue our branch expansion program over the next couple of years", Pearson noted.

Southcoast Financial Corporation headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on the NASDAQ Bulletin Board under the symbol SOCB. Information about the corporation is available on our web site, www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact Robert M. Scott, Executive Vice President and
   Chief Financial Officer, (843) 884-0504

                        Southcoast Financial Corporation
                          Consolidated Income Statement
                (Dollars in thousands, except earnings per share)


                                                             Quarter Ended
                                                             -------------
                                                     March 31,         March 31,
                                                       2003              2002
                                                       ----              ----
                                                   (Unaudited)       (Unaudited)
Interest Income
 Interest and fees on loans ..................       $    2,551       $    1,992
 Interest on investments .....................              151               52
 Interest on Fed funds sold ..................               52               24
                                                     ----------       ----------
   Total interest income .....................            2,754            2,068

Interest expense .............................            1,184              780
                                                     ----------       ----------
   Net interest income .......................            1,570            1,288
Provision for loan losses ....................              120              106
                                                     ----------       ----------
   Net interest after provision ..............            1,450            1,182

Other non interest income ....................              461              391
                                                     ----------       ----------
   Total operating income ....................            1,911            1,573

Non-interest expense
 Salaries and benefits .......................              864              702
 Occupancy and equipment .....................              208              203
 Other expenses ..............................              290              274
                                                     ----------       ----------
   Total non- interest expense ...............            1,362            1,179

Income before taxes ..........................              549              394


Income tax expense ...........................              197              152
                                                     ----------       ----------
Net income ...................................       $      352       $      242

Basic net income per common share ............       $     0.27       $     0.18

Diluted net income per common share ..........       $     0.25       $     0.18

Average number of common shares
    Basic ....................................        1,322,683        1,318,977
    Diluted ..................................        1,386,435        1,359,892

                        Southcoast Financial Corporation
                         Selected Performance Indicators
                              For the Quarter Ended
                             (Dollars in Thousands)


                                      Mar.       Dec.      Sept.       June       March      Dec.      Sept.       June     March
                                      2003       2002      2002        2002       2002       2001       2001       2001      2001
                                      ----       ----      ----        ----       ----       ----       ----       ----      ----

Total assets ....................   $205,084   $181,169   $170,004   $156,094   $121,510   $124,308   $120,290   $113,775   $105,355
Total loans .....................   $147,630   $145,068   $125,467   $122,572   $100,296   $101,077   $ 95,822   $ 91,336   $ 84,569
Total deposits ..................   $151,687   $132,655   $130,653   $121,358   $ 88,852   $ 81,856   $ 82,048   $ 78,567   $ 77,686

# of loan accounts ..............      1,628      1,590       1498       1473       1341      1,300       1238       1199      1,139
# deposit accounts ..............      5,539      5,309      5,393      4,981      3,850      3,675      3,565      3,348      3,144

Total accounts ..................      7,167      6,899      6,891      6,454      5,191      4,975      4,803      4,547      4,283

Net interest income .............   $  1,570   $  1,390   $  1,390   $  1,305   $  1,288   $  1,209   $  1,100   $  1,007   $    919
Loan loss reserve ...............   $  1,769   $  1,656   $  1,540   $  1,466   $  1,317   $  1,215   $  1,140   $  1,065   $  1,001
Earnings ........................   $    352   $    329   $    306   $    269   $    242   $    208   $    181   $    152   $    104
Earnings  per share (Basic) ** ..   $   0.27   $   0.25   $   0.23   $   0.20   $   0.18   $   0.18   $   0.16   $   0.13   $   0.09
Earnings  per share (Diluted) **    $   0.25   $   0.23   $   0.22   $   0.19   $   0.18   $   0.17   $   0.15   $   0.13   $   0.09

Equity ##  *** ..................   $ 13,057   $ 12,709   $ 12,379   $ 12,105   $ 11,745   $ 11,549   $ 10,223   $  9,379   $  9,185
Book value per share ** .........   $   9.87   $   9.61   $   9.37   $   9.17   $   8.90   $   8.77   $   8.52   $   8.25   $   8.01

# offices open ..................          5          5          5          5          4          4          3          3          3
# offices under construction ....          1          0          0          0          1          1          2          1          1
# office sites purchased/under
  contract ......................          2          2          2          2          1          1          1          2          1

Full time equivalent personnel ..         60         61         59         55         57         50         46         39         38

Average shares adjusted            1,322,683  1,321,715  1,320,828  1,320,179  1,318,977   1,222,590  1,136,944 1,136,942  1,139,942

** Adjusted for 10% stock dividends in 2002 and 2001.
## Decreases in December, September, and June 2000 is attributable to the stock buy back program
*** Increase in December and September 2001 equity includes the effect of stock offering


                                                                   Dec.          Sept.          June           March
                                                                   2000          2000           2000            2000
                                                                   ----          ----           ----            ----

Total assets ............................................        $92,128        $86,466        $77,812        $65,544
Total loans .............................................        $75,375        $68,059        $60,964        $50,221
Total deposits ..........................................        $66,172        $63,680        $56,896        $45,885

# of loan accounts ......................................          1,066            967            860            750
# deposit accounts ......................................          2,943          2,745          2,400          1,956

Total accounts ..........................................          4,009          3,712          3,260          2,706

Net interest income .....................................        $   832        $   759        $   745        $   642
Loan loss reserve .......................................        $   941        $   911        $   895        $   865
Earnings ................................................        $    59        $    62        $    53        $    38
Earnings  per share (Basic) ** ..........................        $  0.05        $  0.05        $  0.04        $  0.03
Earnings  per share (Diluted) ** ........................        $  0.09        $  0.09        $  0.04        $  0.03

Equity ## ...............................................        $ 9,152        $ 9,343        $ 9,447        $ 9,746
Book value per share ** .................................        $  7.98        $  7.90        $  7.78        $  7.69

# offices open ..........................................              3              3              3              2
# offices under construction ............................              1              1              1              1
# office sites purchased / under contract

Full time equivalent personnel ..........................             37             39             39             36

Average shares adjusted                                        1,155,640      1,201,911      1,206,013       1,268,065

** Adjusted for 10% stock dividends in 2002 and 2001.
## Decreases in December, September, and June 2000 is attributable to the stock buy back program
*** Increase in December and September 2001 equity includes the effect of stock offering